UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 4, 2005

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in the February 24, 2005 press release of The Gap, Inc. (the “Company”), in light of the recent SEC clarification on lease accounting and after discussions with its independent registered public accounting firm, Deloitte & Touche LLP, the Company has re-evaluated its lease accounting practices. Like many other public companies, the Company will correct the way it accounts for its leases, specifically the accounting for rent holidays and tenant allowances.

Management and the Audit and Finance Committee of the Board of Directors of the Company concluded on March 4, 2005 that the Company’s preliminary financial results for the quarter and year ended January 29, 2005 should be revised and that its financial statements for the two fiscal years ended January 31, 2004, the three interim quarters of fiscal year 2004, and the four quarters of fiscal year 2003 should be restated to correct its accounting for leases, and that such previously filed financial statements should no longer be relied upon. Management and the Audit and Finance Committee discussed these matters with Deloitte & Touche LLP.

The effects of the 2004 adjustment and the cumulative effects of the prior period restatements result in a reduction of net income on a pre-tax basis estimated at approximately $200 million. This is within the range that was previously disclosed in the Company’s February 24, 2005 press release, and the vast majority of this amount relates to periods prior to fiscal year 2002. Accordingly, the Company will include its revised fiscal year 2004 financial results and restated financial statements for prior periods in its fiscal year 2004 Form 10-K filing.

In prior periods, the Company had recognized the straight line expense for leases beginning on the commencement date of the lease, which had the effect of excluding the construction period of its stores from the calculation of the period over which it expenses rent. In addition, a portion of tenant allowances were reflected as a reduction to store build out costs instead of being classified as deferred lease credits and were amortized over the asset life instead of the lease term. The accounting for rent expense and tenant allowances will be corrected.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include the statement regarding the estimated cumulative reduction of net income on a pre-tax basis and the allocation of that amount among prior periods.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the risk that additional information may arise from the Company’s normal due diligence during the close process or other subsequent events that would require the Company to reevaluate its assumptions or make other adjustments.

These forward-looking statements are based on information as of March 4, 2005 and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: March 4, 2005	By:	/s/ Byron Pollitt
Byron Pollitt
Executive Vice President and
Chief Financial Officer